UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934 Date of Report

(Date of earliest event reported): May 27, 2021 (June 1, 2021)

CATCHA INVESTMENT CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40061	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 42, Suntec Tower Three 8 Temasek Blvd, Singapore	038988
(Address of principal executive offices)	(Zip Code)

+65 6829-2294

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	CHAA.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	CHAA	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	CHAA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2021, Catcha Investment Corp (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that it is not in compliance with NYSE continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file the Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Form 10-Q”).

On April 12, 2021, the staff of the Securities and Exchange Commission (“SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement’), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. The immediacy of the effective date of the new guidance set forth in the Statement has resulted in a significant number of SPACs re-evaluating the accounting treatment for their warrants with their professional advisors, including auditors and other advisors responsible for assisting SPACs in the preparation of financial statements. This, in turn, has resulted in the Company’s delay in preparing and finalizing its financial statements as of and for the quarter ended March 31, 2021 and filing its Form 10-Q with the SEC by the prescribed deadline.

Under the NYSE’s rules, the Company has six months following receipt of the notification of non-compliance to file the Form 10-Q with the SEC and can regain compliance with the NYSE listing standards before that deadline. On June 1, 2021, the Company filed the Form 10-Q and, as a result, has remedied its non-compliance.

Item 8.01	Other Events.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity.

Catcha Investment Corp (the “Company”) has previously classified its public and private placement warrants (“Warrants”) issued in connection with its initial public offering and private placement as equity within the Company’s financial statements, and after discussion and evaluation, including with the Company’s Audit Committee of the Board of Directors and consultation with management, the Company has concluded that its warrants should be presented as liabilities as of the initial public offering date reported at fair value with subsequent fair value remeasurement at each reporting period.

On May 27, 2021, the Audit Committee, based on the recommendation of and after consultation with management, concluded that the Company’s audited financial statements as of February 17, 2021, (the “Non-Reliance Date”), as reported in the Company’s Current Report on Form 8-K filed on February 24, 2021, should no longer be relied upon based on the reclassification of warrants as described above. Similarly, Report of Independent Registered Public Accounting Firm dated February 23, 2021 on the financial statements as of the Non-Reliance Date, and the shareholder communications, investor presentations or other communications describing relevant portions of the Company’s financial statements as of this date that need to be restated should no longer be relied upon.

This change in classification of the warrants as of the Non-Reliance Date, and the corresponding changes to the financial statement items as of the Non-Reliance Date will be reclassified in the Company’s upcoming Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, to be filed with the SEC. The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with its independent registered public accounting firm.

The Company’s prior accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash or cash equivalents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2021

CATCHA INVESTMENT CORP

By:	/s/ Luke Elliott
Name:	Luke Elliott
Title:	President and Director